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As filed with the Securities and Exchange Commission on April 27, 2006

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DexCom, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	33-0857544 (I.R.S. Employer Identification Number)

DexCom, Inc.
5555 Oberlin Drive
San Diego, California 92121
(858) 200-0200
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Andrew P. Rasdal
President and Chief Executive Officer
DexCom, Inc.
5555 Oberlin Drive
San Diego, California 92121
(858) 200-0200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Davidson, Esq. Robert A. Freedman, Esq. Scott J. Leichtner, Esq. FENWICK & WEST LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Charles Ruck, Esq. Shayne Kennedy, Esq. LATHAM & WATKINS LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-133032

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share(1)	57,500(2)(3)	$24.00(4)	$1,380,000	$148

(1)
This registration statement also covers rights to purchase shares of the Registrant's Series A junior participating preferred stock (the "Rights") that are attached to all shares of the Registrant's common stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for common stock and will be transferable along with and only with the common stock. The value attributable to the Rights, if any, is reflected in the value of the common stock.
(2)
The 57,500 shares being registered under this Registration Statement are in addition to the 5,442,375 shares registered pursuant to the Registration Statement on Form S-1 (File 333-133032), as amended.
(3)
Includes 7,500 shares subject to the underwriters' over-allotment option.
(4)
Based on the public offering price of the shares.

        This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933 as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of DexCom, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and an accountant's consent. This Registration Statement relates to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-133032), initially filed by the Registrant on April 6, 2006 and declared effective by the Securities and Exchange Commission on April 26, 2006. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by some of the selling stockholders by 50,000 shares and increasing by 7,500 the shares subject to purchase upon exercise of the underwriters' option to purchase additional shares of common stock from the Registrant. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-133032), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

(a)
The following exhibits are filed herewith:

Number	Exhibit Title
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Independent Registered Public Accounting Firm.
24.01	Power of Attorney (filed as Exhibit 24.01 to the Registrant's Registration Statement on Form S-1 (File No. 333-133032) filed on April 6, 2006, and incorporated herein by reference).

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 26th day of April, 2006.

DEXCOM, INC.
By:	/s/ ANDREW P. RASDAL Andrew P. Rasdal President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:
/s/ ANDREW P. RASDAL Andrew P. Rasdal	President, Chief Executive Officer and Director	April 26, 2006
Principal Financial Officer and Principal Accounting Officer:
/s/ STEVEN J. KEMPER Steven J. Kemper	Chief Financial Officer	April 26, 2006
Additional Directors:
* Donald L. Lucas	Chairman of the Board of Directors	April 26, 2006
* Brent Ahrens	Director	April 26, 2006
* Kim D. Blickenstaff	Director	April 26, 2006
* Sean Carney	Director	April 26, 2006
* Terrance H. Gregg	Director	April 26, 2006
* Donald A. Lucas	Director	April 26, 2006

* Glen D. Nelson, M.D.	Director	April 26, 2006
* Jay S. Skyler, M.D.	Director	April 26, 2006
*By:	/s/ STEVEN J. KEMPER Steven J. Kemper Attorney-in-Fact

EXHIBIT INDEX

Number	Exhibit Title
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Independent Registered Public Accounting Firm.
24.01	Power of Attorney (filed as Exhibit 24.01 to the Registrant's Registration Statement on Form S-1 (File No. 333-133032) filed on April 6, 2006, and incorporated herein by reference).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX